                          INDEPENDENT AUDITORS' REPORT




The Board of Directors
LADD Furniture, Inc.:



Under date of February 7, 1997, we reported on the consolidated balance sheets of LADD Furniture, Inc. and subsidiaries as of December 30, 1995 and December 28, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 28, 1996, as contained in the Appendix to the Proxy Statement for the 1997 Annual Shareholders Meeting. These consolidated financial statements and our report thereon are included in the annual report on Form 10-K for the year ended December 28, 1996, also contained in the Appendix to the Proxy Statement for the 1997 Annual Shareholders Meeting. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related financial statement schedule as listed in the accompanying index. This financial statement schedule is the responsibility of the company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



                                                       KPMG Peat Marwick LLP


Greensboro, North Carolina
February 7, 1997

                LADD FURNITURE, INC. AND SUBSIDIARIES Schedule II
                               ------------------
                 Valuation and Qualifying Accounts and Reserves
                          (dollar amounts in thousands)


                                                  Charged
                                 Balance at      (credited)                                            Balance at
                                beginning of    to costs and     Charged to         Deductions          end of
    Description                     year          expenses     other accounts           (c)              year
------------------------------   ---------      ----------      ------------      -------------      ------------

Year ended December 28, 1996
    Doubtful receivables           $2,553           3,308              (540)(a)         (3,696)            1,625
    Discounts                         123             (40)(d)             -                  -                83
    Returns and allowances          1,381             (84)(d)             -                  -             1,297
                                 ---------      ----------      ------------      -------------      ------------
                                   $4,057           3,184              (540)            (3,696)            3,005
                                 =========      ==========      ============      =============      ============


Year ended December 30, 1995
    Doubtful receivables           $2,832           2,898            (1,085)(a)         (2,091)            2,553
    Discounts                           0             123 (d)             -                  -               123
    Returns and allowances          1,462             (36)(d)           (45)(a)              -             1,381
                                 ---------      ----------      ------------      -------------      ------------
                                   $4,294           2,985            (1,130)            (2,091)            4,057
                                 =========      ==========      ============      =============      ============


Year ended December 31, 1994
    Doubtful receivables           $3,316           1,521               338 (b)         (2,343)            2,832
    Returns and Allowances            862             294 (d)           306 (b)              -             1,462
                                 ---------      ----------      ------------      -------------      ------------
                                   $4,178           1,815               644             (2,343)            4,294
                                 =========      ==========      ============      =============      ============

Notes
   (a) Represents businesses divested or reclassified to businesses held for sale.
   (b)  Represents initial reserves of acquired business.
   (c)  Represents uncollectible receivables written-off, net of recoveries.
   (d)  Represents net increase (decrease) in required reserve.



                                      F-2